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                                                                    EXHIBIT 23.5

The Board of Directors
American Tower Systems Corporation

  We consent to the use of our report dated January 17, 1997, related to the consolidated financial statements of American Tower Corporation and subsidiaries, included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG Peat Marwick LLP

Houston, Texas
February 9, 1998